EXHIBIT 10.3

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of May 18, 2006, is between and among W.B. Capital Group, Inc. (“Assignor”), the assignees set forth on Exhibit B attached hereto (“Assignees”), and WT Holdings Corporation (“Maker”), formerly known as Fortune Entertainment Corporation.

WHEREAS, on March 15, 2001, the Zanoni Family Limited Partnership (“Zanoni”) loaned Maker $25,000 in exchange for a promissory note in the principal amount of $25,000 bearing interest at a rate of 11% per annum (“March 2001 Note”).

WHEREAS, on June 18, 2001, Zanoni loaned Maker $15,000 in exchange for a promissory note in the principal amount of $15,000 bearing interest at a rate of 11% per annum (“June 2001 Note”) (the March 2001 Note and June 2001 Note are hereinafter collectively referred to as the “Original Notes”).

WHEREAS, on November 21, 2005, the Original Notes were assigned to and assumed by W.B. Capital Group, a non-affiliate of the Maker, pursuant to an Assignment and Assumption Agreement, for cash consideration of $45,000 paid to Zanoni.

WHEREAS, on November 21, 2005, the assigned and assumed Original Notes were amended and restated, and combined into a single promissory note with a principal amount of $59,281 bearing interest at a rate of 5% per annum (“First Amended and Restated Note”).

WHEREAS, each of the Assignees are non-affiliates of the Maker.

WHEREAS, each of the Assignees desire to assume all of Assignor’s interest in the First Amended and Restated Note, and the Maker and Assignees desire to amend and restate the First Amended and Restated Note as separate notes for each of the Assignees, substantially in the form attached as Exhibit A hereto (the First Amended and Restated Note, as so amended, are referred to as the “Second Amended and Restated Notes”).

WHEREAS, the Maker has agreed to such assignment and assumption and to perform its obligations under the Second Amended and Restated Notes, including but not limited to the making of payments due thereunder.

NOW, THEREFORE, for and in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Assignment by Assignor. Assignor hereby sells, assigns, transfers, conveys and delivers to the Assignees, their successors and permitted assigns, 100% of all of Assignor’s right, title and interest in, to and under the First Amended and Restated Note, including all of Assignor’s right to receive payment on the principal amount and interest due thereon as of the date the assignment and assumption provided for herein becomes effective, to have and to hold the same unto Assignee, its successors and permitted assigns, forever.

2.     Assumption by Assignee. The Assignees hereby assume from Assignor 100% of Assignor’s right, title and interest in, to and under the First Amended and Restated Note in the proportions allocated and set forth on Exhibit B, including all of Assignor’s right to receive payment on the applicable portion of the principal amount and interest due thereon as of the date the assignment and assumption provided for herein becomes effective, to have and to hold the same unto Assignee, its successors and permitted assigns, forever.

3.     Conditions. As a condition to the assignment and assumption:

(a)     Assignor and Assignees agree to waive any and all defaults under the First Amended and Restated Note, and the maturity date shall be extended to July 20, 2006; and

(b)     Maker and Assignees agree that (i) the First Amended and Restated Note shall be amended, substantially in the form of the attached Second Amended and Restated Note, so as to permit the Assignees to convert such notes at their option into common stock of the Maker, and (ii) 100% of the obligations under the First Amended and Restated Note in the form of principal and interest (with equal proportion with respect to principal and interest) shall be subdivided and represented by four separate notes, convertible into common stock of the Maker, as set forth on Exhibit B attached hereto.

4.     Binding Effect, Benefits. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; nothing in this Agreement, expressed or implied, is intended to confer on any other person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.     Effective Date. The assignment and assumption of 100% of Assignor’s interest in the First Amended and Restated Note to Assignees as provided for herein shall take effect upon the execution of this Agreement by all of the parties hereto.

6.     Amendments. This Agreement may not be modified or amended except on the written agreement of all of the parties hereto evidenced by their execution of such written agreement.

7.     Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of California. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof. Each party hereby agrees to take any and all additional actions, including, without limitation, the execution, acknowledgement and delivery of any other documents and instruments, as the other party may reasonably request in order to effect the assignment and assumption contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be duly executed as of the date first written above.

“ASSIGNOR”

W.B. Capital Group, Inc.

By:	/s/ Calvin Wong

Name: Calvin Wong Title: President

“MAKER”

WT HOLDINGS CORPORATION

By:	/s/ Ke Huang

Ke Huang Chief Executive Officer

“ASSIGNEES”

Name of Assignee

Authorized Representative

Title

Signature